EXHIBIT 11


                           IPI, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Amounts)

                                                            Three Months Ended              Six Months Ended
                                                                  May 31,                        May 31,
                                                          ----------------------          ---------------------
                                                          1998              1997          1998             1997
                                                          ----              ----          ----             ----
Net Income                                             $    557           $   455      $   945           $   769

Weighted average number of issued shares
     outstanding                                          4,734             4,734        4,734             4,734

Shares used in computation of basic earnings
     per common stock                                     4,734             4,734        4,734             4,734
                                                          =====             =====        =====             =====

Dilutive effect of outstanding stock options and
     stock warrants after application of treasury
     stock method                                            12                 0           11                 0
                                                          -----             -----        -----             -----

Common and common equivalent shares
     outstanding-diluted                                  4,746             4,734        4,745             4,734
                                                          =====             =====        =====             =====

Basic earnings per common share                        $    .12           $   .09      $   .20           $   .16
                                                       ========           =======      =======           =======
Diluted earnings per common share                      $    .12           $   .09      $   .20           $   .16
                                                       ========           =======      =======           =======